As filed with the Securities and Exchange Commission on March 18, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ALPINE IMMUNE SCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware		20-8969493
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
201 Elliott Avenue West, Suite 230 Seattle, Washington 98119
(Address of principal executive offices, including zip code)

2018 Equity Incentive Plan
(Full title of the plans)

Mitchell H. Gold, M.D. Executive Chairman and Chief Executive Officer 201 Elliott Avenue West, Suite 230 Seattle, Washington 98119 (206) 788-4545
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Michael Nordtvedt Bryan D. King Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, WA 98104 (206) 883-2500		Paul Rickey Alpine Immune Sciences, Inc. 201 Elliott Avenue West, Suite 230 Seattle, WA 98119 (206) 788-4545
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share:
—Reserved for issuance under the 2018 Equity Incentive Plan	692,710	$6.85 (3)	$4,745,064	$576
TOTAL:	692,710		$4,745,064	$576

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2018 Equity Incentive Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents 692,710 additional shares of common stock reserved for issuance as a result of the annual evergreen increase pursuant to the 2018 Plan.

(3)
Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $6.85, the average of the high and low prices of the common stock, as reported on the Nasdaq Global Market on March 11, 2019.

ALPINE IMMUNE SCIENCES, INC.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class for which the Registration Statement on Form S-8 relating to its 2018 Plan is effective. Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 21, 2018 (File No. 333-225792) (the “Previous Form S-8”), including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”).
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 18, 2019;

(2)
All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)
The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A12B filed on June 16, 2015 (File No. 001-37449) with the Commission, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number			Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Form of Common Stock Certificate of Alpine Immune Sciences, Inc.	10-K	001-37449	4.1	March 28, 2018

4.2	2018 Equity Incentive Plan	8-K	001-37449	10.1	June 14, 2018

4.3	Form of Stock Option Agreement under the 2018 Equity Incentive Plan	8-K	001-37449	10.2	June 14, 2018

5.1†	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1†	Consent of Independent Registered Public Accounting Firm

23.2†	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1 hereto)

24.1†	Power of Attorney (Contained on signature page hereto)

†	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Seattle, State of Washington, on the 18th day of March, 2019.

Alpine Immune Sciences, Inc.

By:	/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold, M.D.
Executive Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell H. Gold, M.D. and Paul Rickey as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Alpine Immune Sciences, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Gold, M.D.	Executive Chairman and Chief Executive Officer	March 18, 2019
Mitchell H. Gold, M.D.	(Principal Executive Officer)

/s/ Paul Rickey	Senior Vice President and Chief Financial Officer	March 18, 2019
Paul Rickey	(Principal Accounting and Financial Officer)

/s/ Jay Venkatesan, M.D.	Director	March 18, 2019
Jay Venkatesan, M.D.

/s/ James Topper, M.D., Ph.D.	Director	March 18, 2019
James Topper, M.D., Ph.D.

/s/ Robert Conway	Director	March 18, 2019
Robert Conway

/s/ Peter Thompson, M.D.	Director	March 18, 2019
Peter Thompson, M.D.

/s/ Paul Sekhri	Director	March 18, 2019
Paul Sekhri

/s/ Christopher Peetz	Director	March 18, 2019
Christopher Peetz

/s/ Min Cui, Ph.D.	Director	March 18, 2019
Min Cui, Ph.D.